UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):	June 14, 2019

PROTAGENIC THERAPEUTICS, INC.

(Exact name of Company as specified in its charter)

Delaware	000-51353	06-1390025
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

149 Fifth Avenue, Suite 500, New York, NY	10010
(Address of principal executive offices)	(Zip Code)

212-994-8200

(Company’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

2019 Annual Meeting of Stockholders; Date for Submission of Stockholder Proposals

Protagenic Therapeutics, Inc. (the “Company”) currently intends to hold its annual meeting of stockholders on Monday, September 23, 2019 (the “2019 Annual Meeting”). The exact time of the 2019 Annual Meeting, which will be a “virtual” annual meeting, will be specified in the Company’s proxy statement for the 2019 Annual Meeting.

Because the expected date of the 2019 Annual Meeting represents a change of more than 30 calendar days from the date of the anniversary of the Company’s 2018 annual meeting of stockholders, the Company is affirming the deadline for receipt of stockholder proposals submitted pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), for inclusion in the Company’s proxy materials for the 2019 Annual Meeting. In order to be considered timely, such proposals must be received in writing by the Company’s Corporate Secretary at the Company’s principal executive offices at 149 Fifth Avenue, Suite 500, New York, NY 10010 by the close of business on Monday, July 15, 2019 (which the Company has determined to be a reasonable time before it expects to begin to print and send its proxy materials). Such proposals also must comply with the applicable requirements of Rule 14A-8 of the Exchange Act regarding the inclusion of stockholder proposals in company-sponsored proxy materials and other applicable laws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROTAGENIC THERAPEUTICS, INC.

Date: June 14, 2019	By:	/s/ Alexander K. Arrow
	Name:	Alexander K. Arrow
	Title:	Chief Financial Officer